UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2017

Textmunication Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1940 Contra Costa Blvd. Pleasant Hill, CA	94523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 925-777-2111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On November 8, 2017, Textmunication Holdings, Inc. (“TXHD”) entered into an Advisory Agreement (“Agreement”) with Global Capital Ventures (“Global”) based in Las Vegas, Nevada.

Global is a group of highly experienced investment professionals dedicated on a sector-by-sector basis providing expertise to start-ups and small to mid-cap companies. If Global secures capital for TXHD through its network, it will receive 7.5% of the capital raised plus warrants.

The Global Board of Advisors is composed of experienced investment bankers and lawyers. Some are licensed by the U.S. Securities and Exchange Commission (SEC), and members of the Financial Industry Regulatory Authority (FINRA) and Securities Investor Protection Corporation (SIPC). All have experience in the business of raising capital, introducing business to capital sources and preparing businesses to be ready to receive due diligence scrutiny in preparation for receiving capital.

The agreement outlines investment advisory strategies to attract equity investment from Global’s network of investors looking to invest in microcap companies. Textmunication previously engaged Global with legal advisory services to settle several of its convertible notes earlier in 2017.

Global currently represent companies in the field of Science, Technology, Medicine, Entertainment and Art. For a complete list of Global’s client’s visit their website at www.gcfadvisors.org.

Textmunication issued a Press Release on October 25th, 2017 detailing its plan to raise capital from accredited investors.

https://finance.yahoo.com/news/textmunication-holdings-inc-offers-subscription-130000082.htm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Textmunication Holdings.

/s/ Wais Asefi
Wais Asefi
Chief Executive Officer
Date: November 8, 2017